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                                                                   Exhibit 2.1

                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT, dated as of December 19, 1996 (this "Agreement"), is made by and among CASA MARINA LTD., a Florida limited partnership ("CM Partnership"), CASA MARINA REALTY CORPORATION, a Delaware corporation ("IHL Inc."), INTERSTONE PARTNERS I, L.P., a Delaware limited partnership ("Interstone"), and CASA MARINA REALTY PARTNERSHIP, L.P., a Delaware limited partnership ("Partnership").

                             W I T N E S S E T H :

     WHEREAS, CM Partnership is the owner of a leasehold estate in certain land and is the fee simple owner of the hotel and other improvements located thereon, commonly known as the Casa Marina Hotel, in Key West, Florida and of certain other assets constituting the Property (as hereinafter defined), which Property is subject to the Mortgage (as hereinafter defined);

     WHEREAS, CM Partnership desires to contribute to Partnership, subject to the Mortgage, all of its right, title and interest in and to the Property, in exchange for an interest in Partnership;

     WHEREAS, Interstone and IHL Inc. each wishes to contribute certain cash to Partnership in exchange for an interest in Partnership; and

     WHEREAS, Partnership wishes to receive the aforesaid contributions of property and cash, in exchange for the issuance of interests in Partnership;

     NOW, THEREFORE, CM Partnership, IHL Inc., Interstone, and Partnership hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1 The following terms shall have the meanings respectively assigned to them:

              "Accepted Service Contracts" shall have the meaning set forth in
Section 8.2(u).

              "Affiliate" has the meaning ascribed to such term in Rule 405 of the Securities Act of 1933, as amended.

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               "Applicable Law" means, with respect to any Person, any federal, state or local statute, law, code, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person).

               "Business Day" means those days of the week which are not Saturday, Sunday or a federal legal or bank holiday.

               "Claims" mean claims, causes of action, choses in action, rights of recovery and rights of set-off of whatever kind or description against any Person arising out of or relating to the Property, except to the extent directly arising out of the Excluded Liabilities.

               "Closing" shall have the meaning set forth in Section 5.1.1.

               "Closing Date" means the date for Closing provided for in
Section 5.1.2.

               "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

               "Current Tax Year" means the fiscal year used by Monroe County, Florida for the assessment and collection of real estate taxes, during which the Closing occurs.

               "Development Documents" shall have the meaning set forth in
Section 8.3(b).

               "Development Rights" means any and all rights and privileges to further develop the Property, the Land or any portion thereof.

               "Effective Date" means December 1, 1996.

               "Environmental Laws" means all Applicable Laws relating to the control of any pollutant or the protection of human health, safety or the environment including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature;
and (ii) all requirements pertaining to the protection of the health and safety of employees or the public. Without limiting the generality of the foregoing, "Environmental Laws" include: (a) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901 ET SEQ.; (b) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 26 U.S.C.

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Sections 4611 and 42 U.S.C. Sections 9601 ET SEQ.; (c) the Superfund Amendment
and Reauthorization Act of 1984; (d) the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ.; (e) the Clean Water Act, 33 U.S.C. Sections 1251 ET SEQ.; (f) the Safe Drinking Water Act, 42 U.S.C. Sections 300f ET SEQ.; (g) the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ.; (h) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ.; (i) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 ET SEQ.,
(j) the Atomic Energy Act, as amended, 42 U.S.C. Sections 2011 ET SEQ.; (k) the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Sections 136 ET SEQ.; (l) the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Sections 301 ET SEQ.; and (m) OSHA.

               "Excluded Liabilities" shall have the meaning set forth in
Section 2.4 hereof.

               "Franchise Agreements" means all those certain agreements with Marriott Corporation relating to the franchise for the Hotel.

               "GAAP" means generally accepted accounting principles.

               "Governmental Authority" means any federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing having jurisdiction over the Property or CM Partnership.

               "Ground Lease" means that certain Ground Lease dated November 13, 1987 made between Ground Lessor and CM Partnership.

               "Ground Lessor" means Aetna Life Insurance Company, a Connecticut corporation.

               "Hazardous Substances" mean any chemical substance, object, condition, material or waste that is or may be hazardous to human health, safety or the environment, including, without limitation, any chemicals, substances, materials and wastes: (i) the presence of which requires investigation or remediation under any Applicable Law; or (ii) which are defined as "hazardous wastes," "hazardous substances," "hazardous materials," "toxic substances," "air pollutants," "toxic pollutants," "extremely hazardous waste" or "restricted hazardous waste" under any Environmental Laws; or (iii) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, dangerous or mutagenic or otherwise hazardous and are regulated by any Governmental Authority; or (iv) the presence of which causes a nuisance to adjacent properties or poses a hazard to the health or safety of Persons; or
(v) the presence of which on adjacent properties constitutes a trespass by CM Partnership; or (vi) without limitation, which contain radioactive materials, pesticides, pollutants, contaminants, chemicals, lead, ureaformaldehyde, flammable explosives, radon, gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenols (PCBs) or asbestos.

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               "Hotel" means that certain 314 room hotel located on the Land including all the improvements, buildings, structures and fixtures now or on the Closing Date located on the Land, and all alterations and installations in and to such improvements, buildings, structures and fixtures which may now or hereafter, by lease or operation of law, be or become the property of the Hotel or the owner of such improvements, buildings, structures and fixtures.

               "Hotel Assets" mean all of the items of tangible personal property owned by CM Partnership and used in the operation, management, repair and/or maintenance of the Hotel and/or other portions of the Property, including, without limitation, all furniture, furnishings, fixtures, appliances, equipment, machinery, inventory, supplies, permits, computers, computer software, tapes, disks, spare parts, uniforms, and other personal property located in or used in connection with the operation of the Hotel, Operating Supplies, Permits, Intellectual Property Rights, Reservation Rights, refunds and pre-paid expenses, food and beverage supplies, inventory, books and records, goodwill, Claims, and all of the assets set forth and described on
EXHIBIT 1A attached hereto as "Balances Contributed to New Partnership," all of which are being contributed to Partnership hereunder (provided, however, that prior to the Closing, CM Partnership shall have the right to utilize materials described on EXHIBIT 1A for purposes of maintenance and repairs to the Hotel and/or other portions of the Property if, at Closing, CM Partnership provides to IHL and Partnership an accounting of such use).

               "IHL" means IHL Inc. and Interstone, jointly and severally.

               "Intellectual Property Rights" means all property rights, title and interest of CM Partnership in and to all tradenames, trademarks, trade secrets, service marks, and other intellectual property rights of CM Partnership, whether or not registered, and all rights of CM Partnership with respect to the use of the names "Casa Marina" and "Marriott Casa Marina Resort" (and all derivatives of such names), including, without limitation, the Intellectual Property Rights described on EXHIBIT 11.1.15(a).

               "Land" means all that certain tract or parcel of land situated and lying in Key West, Florida and containing approximately 374,616 square feet of land, more or less, which is more particularly described on EXHIBIT 1B attached hereto.

               "Leasehold Estate" means (a) that certain leasehold estate in the Land under the Ground Lease, together with all and singular the tenements, hereditaments, easements, rights-of-way, appurtenances, belonging or in anywise appertaining to the same, (b) all rights and options of ground lessee under the Ground Lease, including, without limitation, the option to purchase the fee simple title to the Land; and (c) the Hotel.

               "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether disclosed or undisclosed, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined,

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determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

               "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance, adverse right or charge of any kind in respect of such asset.

               "Liquor License" mean the liquor license applicable to the Hotel.

               "Management Agreement" means that certain Management Agreement dated as of November 19, 1987 made between CM Partnership and Manager.

               "Manager" means Interstate Hotels Corporation #10.

               "Mortgage" means that certain Mortgage and Security Agreement dated November 18, 1987 in favor of Mortgagee, filed in Official Records Book 1033, page 709, of the Public Records of Monroe County.

               "Mortgagee" means Aetna Life Insurance Company, a Connecticut corporation.

               "Operating Supplies" mean all paper goods, linens, maintenance equipment and supplies, kitchen and restaurant equipment and supplies, office supplies and all similar items used in the operation of the Hotel, including, without limitation, the Operating Supplies more particularly described on
EXHIBIT 1C attached hereto.

               "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C.A. Section 651, and all rules and regulations promulgated thereunder.

               "Other CM Partnership Interests" means all of the right, title and interest, if any, of CM Partnership in and to (i) the Development Rights,
(ii) any easements, rights of way, privileges, rights, appurtenances, hereditaments, oil and mineral rights, grants of right, or other agreements benefiting the Real Property including, without limitation, and (iii) any land lying in the bed of any street, road, alley or avenue, public or private, opened or proposed, in front of or adjoining the Real Property, any strips or gores adjoining or relating to the property or any part thereof, any award made or to be made in lieu thereof, and any unpaid award for damages to said Real Property by reason of change of grade of any street.

               "Permits" means all licenses, approvals, permits, entitlements and authorizations of any Governmental Authority, including, without limitation, all necessary certificates of occupancy for the Hotel.

               "Permitted Exceptions" mean collectively: (i) the Mortgage, (ii) those restrictions, covenants, agreements, easements, matters and things of fact or of record affecting

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title to the Property set forth on EXHIBIT 1D hereof; and (iii) real estate taxes for the Current Tax Year not due and payable as of the Closing Date.

               "Person" means an individual, corporation, limited liability company, partnership, association, trust, estate, Governmental Authority or other entity or organization.

               "Property" means, collectively, the Leasehold Estate, the Site Improvements, the Other CM Partnership Interests and the Hotel Assets.

               "Real Property" means, collectively, the Land, the Hotel, the Site Improvements and the Other CM Partnership Interests.

               "Reservation Rights" means all of CM Partnership's right, title and interest in and to all guest and customer lists, reservations, bookings and inquiries, licenses, marketing information, advertising data, telephone numbers and concessions, if any, used in or arising out of the operation of the Hotel.

               "Service Contracts" means those contracts relating to or affecting the use or operation of the Property, such as service, maintenance, labor, parking operator and similar agreements, which are set forth in EXHIBIT 1E attached hereto. To the extent IHL identifies and accepts in writing other such agreements prior to Closing, those agreements shall also be deemed Service Contracts for the purposes of this Agreement.

               "Site Improvements" means all of the parking lots, driveways, pavings, access cuts, parking lot striping, lighting, bumpers, drainage systems and landscaping situate upon the Land, and all equipment and machinery owned by CM Partnership (and listed on EXHIBIT 1F attached hereto) and used to operate and/or maintain the Site Improvements (if any).

               "Taxes" mean, with respect to CM Partnership, all federal, state, local, foreign and other taxes, assessments or other government charges, including, without limitation, income, estimated income, business, occupation, franchise, property, sales, transfer, use, employment, commercial rent or withholding taxes, including interest, penalties and additions in connection therewith for which CM Partnership may be liable.

               "Warranties" mean all warranties and guaranties issued by manufacturers, contractors or sub-contractors with respect to the Property, including, without limitation, all warranties and guaranties related to the construction, fabrication or repair of the Hotel or any part thereof.

               1.2 Certain other terms are defined elsewhere in this Agreement.


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                                   ARTICLE II

                             CAPITAL CONTRIBUTIONS.


               2.1 CONTRIBUTION OF INTERSTONE. Interstone shall, effective at the Closing Date and in consideration of an interest in the Partnership as set forth in Section 3.1, contribute to the Partnership Twenty-Eight Million Thirteen Thousand Dollars ($28,013,000.00).

               2.2 CONTRIBUTION OF IHL INC. IHL Inc. shall, effective at the Closing Date and in consideration of an interest in the Partnership as set forth in Section 3.2, contribute to the Partnership Two Hundred Eighty-Seven Thousand Dollars ($287,000.00).

               2.3 CONTRIBUTION OF CM PARTNERSHIP. CM Partnership shall, effective at the Closing Date and in consideration of an interest in the Partnership as set forth in Section 3.3, transfer and contribute to the Partnership all of CM Partnership's right, title and interest in and to the Property subject only to the Permitted Exceptions. CM Partnership shall, at its own expense, from time to time if requested by IHL or the Partnership, execute and deliver such documents and instruments of transfer, conveyance and assignment and take such further action as IHL or the Partnership may reasonably require to complete more effectively the transfer and contribution of the Property to the Partnership.

               2.4 EXCLUDED ASSETS AND LIABILITIES. Notwithstanding any other provision of this Agreement (i) CM Partnership shall not contribute or transfer to the Partnership the assets listed on EXHIBIT 2.4(I), and (ii) CM Partnership shall not transfer to the Partnership, and the Partnership shall not assume, or otherwise be responsible for, any liabilities or obligations of CM Partnership, whether actual or contingent, matured or unmatured, liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof other than the liabilities set forth on EXHIBIT 2.4(II) (CM Partnership's liabilities excluding the liabilities set forth on EXHIBIT 2.4(II), collectively, the "Excluded Liabilities"). The Excluded Liabilities include, without limitation:

                  (a) Any and all liabilities in respect of injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory for any occurrence on or prior to Closing.

                  (b) Any and all liabilities to or in respect of any former employees of CM Partnership or any management agent of CM Partnership with respect to the Hotel, including, without limitation, (i) any liability arising under or with respect to any employment agreement, whether or not written, between CM Partnership and any employee thereof, (ii) any liability under or with respect to any employee benefit plan, program or arrangement, whether or not written, at any time maintained, contributed to or required to be contributed to by CM Partnership or under which CM Partnership may incur liability or any liability with respect to CM Partnership's withdrawal or partial withdrawal from or termination of any such plan, program, or arrangement, and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, that shall have been asserted on or

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prior to the Closing Date or to the extent the basis for any claim, liability, damages or penalty shall have arisen on or prior to Closing Date.

                  (c) Any and all loans, obligations or other liabilities of CM Partnership to or in respect of any current or former partner or joint venturer of CM Partnership or any family member of any current or former partner or joint venturer.

                  (d) Any and all liability or obligation of CM Partnership in respect of any Tax except to the extent (if any) otherwise expressly agreed in
Section 4.1 of this Agreement.

                  (e) Any and all actions against CM Partnership or that adversely affects the Property and that shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date, except to the extent (if any) otherwise expressly agreed in Section 4.1 of this Agreement.

                  (f) Any and all liabilities or obligations of CM Partnership resulting from entering into, performing its obligations pursuant to, or consummating the transactions contemplated by, this Agreement (including, without limitation, legal and other professional fees) except to the extent (if any) otherwise expressly agreed in Section 4.1 of this Agreement.

                  (g) Any and all taxes or other liability or obligation of CM Partnership in respect of fees or costs of recording or filing applicable conveyancing instruments except to the except to the extent (if any) otherwise expressly agreed in Section 4.1 of this Agreement.

                  (h) Any and all liabilities under any Service Contracts that are not Accepted Service Contracts.

                  (i) That certain indebtedness or other obligation of CM Partnership to Barry S. Cohen and Joel S. Meisel, in the aggregate amount of approximately $1,500,000.

                  The provisions of this Section 2.4 shall survive delivery of the deeds and Closing.

                                  ARTICLE III

                             PARTNERSHIP INTERESTS


               3.1 INTEREST OF INTERSTONE. In consideration of the cash contribution described in Section 2.1, Interstone shall acquire, and the Partnership shall issue to Interstone, at Closing, a 97.6063% limited partnership interest in the Partnership.

               3.2 INTEREST OF IHL INC. In consideration of the payment of the cash contribution described in Section 2.2, IHL Inc. shall acquire, and the Partnership shall issue to IHL Inc., at Closing, a 1% general partnership interest in the Partnership.

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               3.3 INTEREST OF CM PARTNERSHIP. In consideration of the transfer and contribution of the Property described in Section 2.3, CM Partnership shall acquire, and the Partnership shall issue to CM Partnership, at Closing, a 1.3937% limited partnership interest in the Partnership.

                                   ARTICLE IV

                         BALANCE SHEET AND OTHER ITEMS

               4.1 PRORATIONS.. The income and expenses arising from the ownership or operation of the Property set forth hereinafter shall be allocated between CM Partnership and Partnership, as of 12.01 a.m. (Eastern time) on the Effective Date.

               4.2 PAYMENT OF LIABILITIES, ETC. CM Partnership shall pay to Partnership the sum of $2,247,102 (the "Expense Reimbursement") on account of current liabilities retained by CM Partnership and reflected as such on EXHIBIT 1A. As agent for CM Partnership, Partnership shall convert the current assets reflected on EXHIBIT 1A under the heading "Remaining Balance Sheet" to cash and shall apply such cash and the Expense Reimbursement to payment of such current liabilities. When all such current assets have been converted to cash and such current liabilities have been paid, Partnership and CM Partnership shall make any necessary compensating adjustments, one to the other, to the extent that the actual current assets and liabilities are different from the current assets and liabilities set forth on EXHIBIT 1A.

               4.3 INTENTIONALLY DELETED.

               4.4 TRANSFER OR STAMP TAXES Partnership shall pay the cost of all state, county and municipal documentary transfer or stamp taxes and other transfer fees and recording fees in connection with the recordation of the deeds and documents described in Sections 8.2(a), (b), (c), (d), (e), (f), (g) and (h) and 8.4(e).

               4.5 ATTORNEYS' FEES. Partnership and CM Partnership shall each pay their respective attorney's fees.

               4.6 TITLE COMPANY CHARGES. Partnership shall pay all premiums for title insurance policies obtained by Partnership with respect to the Real Property, together with the fees of Title Company (as hereinafter defined) in connection with Title Company's serving as an escrow agent hereunder.

               4.7 OTHER FEES. Except as otherwise herein provided, any fee, cost, charge or expense incurred by either party hereto or for which either party hereto may be liable in connection with the negotiation, examination and consummation of this Agreement, shall be paid by the party hereto incurring, or liable for, such fee, cost, charge or expense.

               The provisions of this Article 4 shall survive Closing.

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                                   ARTICLE V

                             CLOSING; CLOSING DATE

               5.1 CLOSING; TIME OF CLOSING.

                    5.1.1 The closing (the "Closing") shall take place at such place as CM Partnership and IHL shall mutually agree, at 9:00 a.m. Eastern time on the Closing Date.

                    5.1.2 The Closing Date shall be December 26, 1996. The Closing Date shall be subject to extension as provided in Section 5.1.4 and 10.2.

                    5.1.3 Subject to the provisions of Section 5.1.4, the parties agree that title to the Property will be contributed and transferred by CM Partnership to the Partnership subject only to the Permitted Exceptions.

                    5.1.4 In the event that prior to the Closing Date IHL becomes aware of and objects to additional title matters that are not Permitted Exceptions ("Additional Title Matters"), then, upon written notice from IHL, CM Partnership shall, without cost to IHL or Partnership, remove and cure the Additional Title Matters on or prior to the Closing Date (which cure, at the sole option of IHL, may be by means of affirmative insurance or endorsement from the Title Company, in form and substance satisfactory to Partnership, insuring over and providing that any liens, encumbrances, covenants, easements or other matters which are not Permitted Exceptions shall not be collected out of, or enforced against, the Leasehold Estate). If CM Partnership has not caused the removal of the Additional Title Matters, IHL may elect either to (a) terminate this Agreement by written notice to CM Partnership whereupon this Agreement shall be null and void, none of the parties hereto having any further obligation to the others, (b) extend the Closing Date by a period not exceeding thirty (30) days in order to give CM Partnership the opportunity to cure the Additional Title Matters, or (c) permit CM Partnership to contribute and transfer of the Property subject to such Additional Title Matters (which shall then be deemed to constitute Permitted Exceptions).

                                   ARTICLE VI

                             INTENTIONALLY DELETED.

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                                  ARTICLE VII

                             CONDITIONS PRECEDENT.

               7.1 The obligation of IHL to close the transaction hereunder and make the contributions provided for in Sections 2.1 and 2.2 is subject to satisfaction of all the following conditions at or prior to Closing, any one or more of which may be expressly waived in writing by IHL:

                  (a) CM Partnership shall have contributed and transferred the Property to the Partnership pursuant to Section 2.3 in accordance with the provisions of this Agreement.

                  (b) The deeds, agreements, documents and instruments described in this Agreement to be executed and/or delivered by CM Partnership shall have been executed and/or delivered as provided in this Agreement.

                  (c) The other deeds, agreements, documents and instruments to be delivered by CM Partnership pursuant to Section 8.2 hereof, shall have been delivered.

                  (d) The contingencies and conditions to IHL's obligation to close set forth in this Agreement shall have been satisfied.

                  (e) All of the terms, covenants and conditions of this Agreement to be complied with and performed by CM Partnership on or before the Closing Date shall have been duly complied with and performed in all material respects.

                  (f) The representations and warranties made by CM Partnership under this Agreement shall be true and correct in all material aspects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                  (g) CM Partnership shall not have made a general assignment for the benefit of its creditors, nor have admitted in writing its inability to pay its debts as they become due, nor have filed a petition in bankruptcy or been adjudicated a bankrupt or insolvent or have filed a petition seeking any reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any present or future statute, law or regulation, nor have filed any answer admitting or failing to reasonably contest the material allegations of a petition filed against it in any such proceeding or seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of CM Partnership for any material part of CM Partnership's property.

                  (h) Partnership shall have obtained a transfer of the Liquor License to it from the appropriate Governmental Authority.

                  (i) Partnership shall have obtained or been granted the right to use all Permits.

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                  (j) All Accepted Service Contracts shall have been assigned to Partnership.

                  (k) CM Partnership shall have delivered to IHL a UCC lien search together with reasonable evidence of the release of all liens on any of the Property (other than liens that are Permitted Exceptions), whether or not indicated on such lien search.

                  (l) Any consents to the transfer of the Property required under the Franchise Agreements shall have been obtained to IHL's reasonable satisfaction.

                  (m) The Partnership shall have obtained a first loan in the amount of $5,200,000 and a second loan in the amount of $25,800,000, on terms and conditions acceptable to IHL.

                  (n) Title Company shall be ready, willing and able to issue (at regular rates) a title policy, insuring marketable fee simple title to the Real Property in Partnership, subject only to the Permitted Exceptions.

                  (o) The Florida Department of Environmental Protection (the "DEP") shall have provided written confirmation, in form and substance satisfactory to IHL, that all submerged land leases affecting the Property are in good standing and that the DEP has no objection to the assignment of the such leases to Partnership.

               7.2 The obligation of CM Partnership to close the transaction hereunder and make the contribution provided for in Section 2.3 is subject to satisfaction of all the following conditions at or prior to Closing, any one or more of which may be expressly waived in writing by CM Partnership:

                  (a) IHL shall have contributed the cash required to be contributed pursuant to Sections 2.1 and 2.2 in accordance with the provisions of this Agreement.

                  (b) The agreements, documents and instruments described in this Agreement to be executed and/or delivered by IHL shall have been executed and/or delivered as provided in this Agreement.

                  (c) The contingencies and conditions to CM Partnership's obligation to close set forth in this Agreement shall have been satisfied.

                  (d) All of the terms, covenants and conditions of this Agreement to be complied with and performed by the IHL on or before the Closing Date shall have been duly complied with and performed in all material respects.

                  (e) Intentionally deleted.

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                  (f) IHL Inc. shall not have made a general assignment for the benefit of its creditors, nor have admitted in writing its inability to pay its debts as they become due, nor have filed a petition in bankruptcy or been adjudicated a bankrupt or insolvent or have filed a petition seeking any reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any present or future statute, law or regulation, nor have filed any answer admitting or failing to reasonably contest the material allegations of a petition filed against IHL Inc. in any such proceeding or seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of IHL Inc. for any material part of IHL Inc.'s property.

                  (g) Interstone shall not have made a general assignment for the benefit of its creditors, nor have admitted in writing its inability to pay its debts as they become due, nor have filed a petition in bankruptcy or been adjudicated a bankrupt or insolvent or have filed a petition seeking any reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any present or future statute, law or regulation, nor have filed any answer admitting or failing to reasonably contest the material allegations of a petition filed against Interstone in any such proceeding or seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Interstone for any material part of Interstone's property.

                                  ARTICLE VIII

                             DOCUMENTS AT CLOSING.

               8.1 For the convenience of the parties and to ensure that all of the contributions and transfers required to be made hereunder are duly and sufficiently made, Closing will be effectuated through a title company selected by IHL (the "Title Company").

               8.2 Subject to full compliance by IHL with all of IHL's obligations to be kept, observed or performed by IHL under this Agreement, CM Partnership shall deliver to the Title Company at Closing, the following instruments, all of which shall be in form and substance as set forth in an applicable Exhibit hereto or, if not so set forth, otherwise as may be reasonably acceptable to the parties:

                  (a) Special warranty deed, substantially in the form attached hereto as EXHIBIT 8.2(a), duly executed by CM Partnership and notarized.

                  (b) Quitclaim deed, substantially in the form attached hereto as EXHIBIT 8.2(b), duly executed by CM Partnership and notarized.

                  (c) Assignment and Assumption of Lessee's Interest in Lease, substantially in the form attached hereto as EXHIBIT 8.2(c), duly executed by CM Partnership and notarized (the "ASSIGNMENT AND ASSUMPTION OF LESSEE'S INTEREST IN GROUND LEASE").

                  (d) Assignment and Assumption of Lessee's Interest in Lease, substantially in the form attached hereto as EXHIBIT 8.2(d), duly executed by CM Partnership and notarized (the "ASSIGNMENT AND ASSUMPTION OF LESSEE'S INTEREST IN SUBMERGED LAND LEASE").

                  (e) Special warranty deed, substantially in the form attached hereto as EXHIBIT 8.2(e), duly executed by Ground Lessor and notarized, conveying to Partnership the fee simple title to the Real Property, free of Liens other than the Permitted Exceptions in exchange for consideration of Thirteen Million Five Hundred Sixty- Two Thousand Nine Hundred Forty-Eight Dollars 25/100 ($13,562,948.25).

                  (f) Quitclaim deed, substantially in the form attached hereto as EXHIBIT 8.2(f), duly executed by Ground Lessor and notarized.

                  (g) Assignment and Assumption of Lessor's Interest in Lease, substantially in the form attached hereto as EXHIBIT 8.2(g), duly executed by Ground Lessor and notarized (the "ASSIGNMENT AND ASSUMPTION OF LESSOR'S INTEREST IN GROUND LEASE").

                  (h) Assignment and Assumption of Lessee's Interest in Lease, substantially in the form attached hereto as EXHIBIT 8.2(h), duly executed by Ground Lessor and notarized (the "ASSIGNMENT AND ASSUMPTION OF LESSOR'S INTEREST IN SUBMERGED LAND LEASE").

                  (i) The original note dated December 18, 1987 from CM Partnership to Mortgagee, marked "canceled."

                  (j) A Satisfaction or Release, in recordable form, of the Mortgage, executed by Mortgagee and notarized.

                  (k) Intentionally deleted.

                  (l) Terminations of all UCC-1 financing statements in favor of Ground Lessor with respect to CM Partnership in the Official Records Book of the Public Records of Monroe County, duly executed by the respective secured parties.

                  (m) An affidavit of CM Partnership setting forth that it is not a "FOREIGN PERSON" for purpose of the Foreign Investment in Real Property Transfer Act of 1986, as such term is defined in Section 1445(b) (3) of the Code.

                  (n) Florida forms DR219.

                  (o) Intentionally deleted.

                  (p) Affidavit of title signed by CM Partnership, subject to the terms of this Agreement, and such affidavits and indemnities as the Title Company shall reasonably require.

                  (q) Evidence of all necessary and proper consents of all partners of CM Partnership consenting to and approving the transfer and contribution of the Property to Partnership (including, without limitation, the execution and delivery by CM Partnership and the entities constituting CM Partnership of the instruments and documents contemplated in this Agreement), together with (i) copies of all relevant partnership agreements, certificates, corporate certificates and charters all certified as true and correct by a duly authorized officer, and (ii) current good standing certificates of all relevant corporations and (if available) partnerships.

                  (r) A bill of contribution contributing and transferring all of the Hotel Assets to Partnership, free and clear of all Liens, substantially in the form of EXHIBIT 8.2(r) attached hereto.

                  (s) An Assignment and Assumption of the Management Agreement substantially in the form set forth in EXHIBIT 8.2(s) attached hereto (the "Assignment and Assumption of Management Agreement").

                  (t) An Assignment of Licenses and Warranties substantially in the form set forth in EXHIBIT 8.2(t) attached hereto (the "ASSIGNMENT OF LICENSES AND WARRANTIES").

                  (u) An Assignment and Acceptance substantially in the form set forth in EXHIBIT 8.2(u) attached hereto (the "ASSIGNMENT OF SERVICE CONTRACTS") of all Service Contracts that IHL has notified CM Partnership in writing prior to the Closing Date should be assigned to Partnership (collectively, "Accepted Service Contracts"), whereby CM Partnership assigns to Partnership, and Partnership expressly accepts as of the Closing Date, all of CM Partnership's rights thereunder, and all of CM Partnership's obligations thereunder attributable to the period after Closing.

                  (v) Intentionally omitted.

                  (w) A completed Form 1099 B (if required) or such other document (if any) as may be required by Section 6045 of the Code.

                  (x) Letters to each of the parties to the Accepted Service Contracts, in form approved by IHL.

                  (y) An Assignment, substantially in the form of EXHIBIT 8.2(y) attached hereto, of the Intellectual Property Rights (the "ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS") together with any certificates executed by CM Partnership which are required to be filed under federal, local or state law to evidence such assignment.

                  (z) An Assignment and Assumption, substantially in the form of EXHIBIT 8.2(z) attached hereto, of the Reservation Rights (the "ASSIGNMENT AND ASSUMPTION OF RESERVATION RIGHTS").

                  (aa) An Assignment, in the form of EXHIBIT 8.2(aa) attached hereto, of all of CM Partnership's right, title and interest in and to the Development Documents and Development Rights (the "ASSIGNMENT OF DEVELOPMENT DOCUMENTS AND DEVELOPMENT RIGHTS").

                  (bb) An Assignment in the form of EXHIBIT 8.2(bb) (the "ASSIGNMENT OF CONSTRUCTION CONTRACTS AND CLAIMS") of all of CM Partnership's right, title and interest in and to all architect's contracts, design contracts, general contractor's agreement, engineer's contracts and any and all Claims CM Partnership may have against third parties caused by, relating to, arising out of, resulting from or in any way connected with the construction, maintenance and/or design in the Hotel.

                  (cc) Evidence of payment of Hotel Taxes to the appropriate taxing authorities.

                  (dd) A settlement statement ("Settlement Statement").

                  (ee) Such additional documents as shall be reasonably necessary to carry out the provisions of this Agreement.

                  (ff) First Right of Refusal, in the form attached hereto as
                  EXHIBIT 8.2(ff), duly executed by Joel S. Meisel and Barry S. Cohen.

              8.3 CM Partnership shall deliver to Partnership, at Closing, the following items:

                  (a) Keys to all entrance doors to, and equipment and utility rooms located in, the Hotel, which keys shall be properly tagged for identification.

                  (b) Originals (or, if originals are not reasonably available to CM Partnership, copies) of (1) all building plans and specifications and as-built plans of the Hotel, and (2) all site plans, subdivision plats, surveys, engineering and other studies, plans, specifications, designs, applications and submissions to Governmental Authorities and advices or communications from such authorities and all other documents relating to any possible or proposed further development (the "DEVELOPMENT DOCUMENTS"), provided that such items are in CM Partnership's possession or reasonably accessible to CM Partnership.

                  (c) Copies of all documentation relating to the Mortgage, together with the consent in writing of Mortgagee to the transfer and contribution of the Property by

                  CM Partnership to Partnership, which consent shall, without limitation, include a waiver of any obligation to make monthly deposits for taxes and insurance premiums for so long as the loan secured by the Mortgage is not in default and the Property is owned by Partnership.

                  (d) Original or certified true copies of all Permits related to the Property (including, without limitation, the Development Rights).

                  (e) Originals and/or certified copies of all Accepted Service Contracts.

                  (f) All information and data representing the Reservation Rights in CM Partnership's possession.

               8.4 Subject to full compliance by CM Partnership with all of CM Partnership's obligations to be kept, observed or performed by CM Partnership under this Agreement, Partnership shall execute and deliver to the Title Company at Closing, the following instruments, all of which shall be in form and substance as set forth in an applicable Exhibit hereto or, if not so set forth, otherwise as may be reasonably acceptable to the parties:

                  (a) The Assignment and Assumption of Lessee's Interest in Ground Lease.

                  (b) The Assignment and Assumption of Lessee's Interest in Submerged Land Lease.

                  (c) the Assignment and Assumption of Lessor's Interest in Ground Lease.

                  (d) The Assignment and Assumption of Lessor's Interest in Submerged Land Lease.

                  (e) A Termination of Ground Lease, substantially in the form attached hereto as Exhibit 8.4(e) (the "Termination of Ground Lease").

                  (f) The Assignment and Assumption of Management Agreement.

                  (g) The Assignment of Licenses and Warranties.

                  (h) The Assignment of Service Contracts.

                  (i) The Assignment of Intellectual Property Rights.

                  (j) The Assignment and Assumption of Reservation Rights.

                  (k) The Assignment of Development Documents and Development Rights.

                  (l) The Assignment of the Construction Contracts and Claims.

                  (m) The Settlement Statement.

                  (n) The Assignment and Assumption or License Agreement, in the form attached as Exhibit 8.4(N).

               8.5 Subject to full compliance by CM Partnership with all of CM Partnership's obligations to be kept, observed or performed by CM Partnership under this Agreement:

                  (a) Interstone shall deliver to the Title Company the cash required to be contributed by Interstone pursuant to Section 2.1 hereof.

                  (b) IHL Inc. shall deliver to the Title Company the cash required to be contributed by IHL Inc. pursuant to Section 2.2 hereof.

                  In addition, IHL shall execute (if applicable) and deliver to the Title Company at Closing, the following instruments, all of which shall be in form and substance as set forth in an applicable Exhibit hereto or, if not so set forth, otherwise as may be reasonably acceptable to the parties:

                  (c) All necessary and proper consents of IHL Inc. and Interstone consenting to and approving the within transactions.

                  (d) A written opinion letter of IHL's counsel, Steptoe & Johnson (which may rely on opinions of other counsel reasonably acceptable to CM Partnership), dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT 8.5(d).

               8.6 Upon receipt of all of the documents, cash and other items described in this Article VIII, Title Company shall promptly search the title to the Real Property, and if (a) there shall then be no Liens recorded against the Real Property other than the Permitted Exceptions, and (b) Title Company shall be ready, willing and able to issue (at regular rates) a title policy, insuring marketable fee simple title to the Real Property in Partnership, subject only to the Permitted Exceptions, then Title Company shall promptly record or file, as appropriate, the deeds and documents described in Sections 8.2(a), (b), (c), (d), (e), (f), (g), (h), (j), (k) and (l) and 8.4(e), among the land records of Monroe County, Florida.

               8.7. Upon recordation of the documents described in Section 8.6, Title Company shall disburse payments in the manner and in the amounts provided for in the Settlement Statement signed by the parties, which payments shall include, without limitation, (w) the payment of Thirteen Million Five Hundred Sixty-Two Thousand Nine Hundred Forty-Eight Dollars 25/100 ($13,562,948.25) to the Ground Lessor on account of the consideration payable for the Fee Simple Deed, and (x) the payment of Thirty-Seven Million Nine Hundred Thirty-Seven

Thousand Fifty-One Dollars 75/100 ($37,937,051.75) to the Mortgagee on account of the principal and interest payable to Mortgagee as of the Effective Date, together with interest on the Mortgage from the Effective Date through the Closing Date in the amount of Two Hundred Sixty-Seven Thousand One Hundred Forty Dollars 12/100 ($267,140.12) and a prepayment penalty in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00). In the event of any discrepancy between the amounts set forth in the Settlement Statement and in this Section 8.7, the amounts set forth in the Settlement Statement shall control.

                                   ARTICLE IX

                          COVENANTS OF CM PARTNERSHIP.

               9.1 CM Partnership covenants and agrees that, between the date hereof and the Closing Date, CM Partnership shall, and shall direct the Manager to continue (i) to operate the Hotel and perform repair and administrative procedures consistent with its ordinary course practices, (ii) to carry on the business of the Hotel in a good and diligent manner and use best efforts to preserve the Hotel's business organization intact and preserve the good will of the Hotel's guests, customers, suppliers and others having business relations with it, (iii) to maintain the Hotel in its ordinary course operating condition and repair and cause the continuation of the normal operations thereof, and
(iv) ordinary course practices with respect to the purchase and replacement of supplies and the maintenance and repairs of the Hotel Assets. Without limiting the generality of the foregoing, CM Partnership shall, and shall direct the Manager to (at CM Partnership's expense where applicable):

                  (a) not sell, assign, lease, license, transfer or otherwise dispose of, or mortgage, pledge or encumber (other than with Permitted Exceptions), any Property except for sales of food, beverage and other supplies in the ordinary course of business;

                  (b) not incur any Liability or Liabilities in connection with the Property, except a Liability or Liabilities (1) incurred in the ordinary course of business or (2) expressly permitted by the terms of this Agreement;

                  (c) pay all accounts payable and other expenses of CM Partnership in the ordinary course of business;

                  (d) not modify, cancel, extend, renew or otherwise change in any manner any of the terms, covenants or conditions of any of the Service Contracts, nor waive or release any rights or remedies under any of the Service Contracts, nor enter into any other agreements (including, without limitation, cleaning, maintenance employment, management, supply, union and similar contracts) affecting the Property, without the prior written consent of IHL (which consent shall not be unreasonably withheld, delayed or conditioned), unless same is terminable without penalty or liability to Partnership on not more than thirty
(30) days' notice (any such action or act or agreement, an "AGREEMENT MODIFICATION"). Immediately upon the occurrence of any Agreement Modification, CM Partnership shall deliver to IHL a complete, certified copy thereof;

                  (e) provide or cause to be provided all such services in connection with the operation, management or maintenance of the Hotel that are now required to be provided or, if not so required, that have customarily been provided in accordance with CM Partnership's ordinary course practices;

                  (f) operate, maintain and keep the Property (and all parts thereof), including mechanical equipment of every kind used in the operation thereof, in substantially the same condition as it is in as of the End of Inspection Period (reasonable wear and tear and casualty excepted);

                  (g) continue to maintain the existing insurance on the Property which are in the amounts and with the coverages as shown on EXHIBIT 11.1.14;

                  (h) not make or permit to be made any alterations to the Property (or any part thereof) unless required by a Governmental Authority, or remove any of the personalty included in this sale therefrom unless the personalty so removed is simultaneously replaced with new personal property of at least equal quality and utility. If any alterations are required by a Governmental Authority as aforesaid, CM Partnership shall (i) promptly deliver to IHL a copy of the notice requiring such alterations to be made, (ii) promptly perform, or direct Manager promptly to perform, such alterations in a good and workmanlike manner, (iii) not permit any mechanic's, materialmen's or laborer's liens to be filed against any portion of the Real Property in connection with such alterations.

                  (i) not release or compromise any of the Warranties;

                  (j) comply with any and all written notices issued and delivered to CM Partnership prior to the date of Closing with respect to: (i) violations of Applicable Laws from Governmental Authorities; (ii) any outstanding work orders; and (iii) and requirements of the holder of the Mortgage and/or the insurance company presently insuring the Property (or parts thereof) against casualty loss. The immediately proceeding sentence notwithstanding, between the Effective Date of this Agreement and the Closing Date CM Partnership shall not be required to incur costs and expenses in excess of $350,000 in order to comply with its obligations under this Section 9.1(j). In the event that, in order to comply with its obligation under this Section 9.1(j), CM Partnership would be required to expend in excess of $350,000 then, promptly upon becoming aware of such fact, CM Partnership shall give written notice thereof to IHL (the "COMPLIANCE NOTICE"), specifying in detail, (x) the work required and the reason same is required, and (xi) the cost of the work, and CM Partnership shall, at the request of IHL, provide to IHL evidence reasonably acceptable to IHL substantiating the information set forth in the Compliance Notice. Not later than ten (10) Business Days after receipt of the Compliance Notice and such substantiating information as IHL reasonably may request, IHL shall give notice to CM Partnership electing either (a) to cancel this Agreement in which event, effective from the date of IHL's notice, the parties shall have no further rights or obligations under this Agreement, except those specifically set forth in this Agreement to survive the cancellation or termination of this Agreement, or (b) to proceed to Closing, in which event (x) the Property shall be transferred to Partnership subject to the condition specified in the Compliance Notice which gave rise to the need for the work specified in such notice, and CM Partnership shall have no liability or obligation for such specified condition or for such specified work, and (y) the aggregate contributions to be made by IHL to the Partnership pursuant to Sections 2.1. and 2.2 shall be reduced by the cost of the work, as reasonably determined by IHL. Notwithstanding the provisions of this Section 9.1(j), CM Partnership, at its sole expense, shall be entitled to challenge any violation provided that (1) CM Partnership shall have a good faith basis for the challenge, (2) neither Partnership nor IHL shall not be liable for any criminal prosecution in connection with the violation, (3) CM Partnership shall indemnify, defend and hold Partnership and IHL harmless from and against any loss, cost, damage or expense arising out of such challenge, and (4) such challenge shall not materially adversely affect the use or occupancy of the Property, access to any part of the Property, the provision of any Hotel services or the right or ability to make alterations in or to the Property. CM Partnership shall notify IHL of the commencement of any such challenge and, upon request, of the status thereof;

                  (k) make available to IHL for inspection by IHL and its agents, accountants and attorneys during normal business hours at the Property or the office of CM Partnership all documents, books, records and other matters relating to the Property, including, without limitation, the Ground Lease, all documents evidencing or otherwise relating to the Intellectual Property Rights or the Reservation Rights, the Development Documents, the Permits, the Warranties, the documents evidencing the Services Contracts, the Liquor License, all plans and specifications, soil and engineering reports, environmental audits, surveys, title work, operating and financial information, insurance policies, maintenance and repair records and similar information in CM Partnership's possession or control, and all correspondence and other communications in CM Partnership's files concerning the foregoing, and allow IHL to make copies thereof at IHL's cost and expense;

                  (l) consent to IHL or its agents meeting with the manager and other personnel of the Hotel, during normal business hours at the Property and discussing the conditions and operation of the Property with such Persons;

                  (m) except in the ordinary course of business, not waive, cancel or take any other action impairing any of its rights relating to the Property;

                  (n) keep IHL informed, and provide IHL promptly with copies of, all notices and communications concerning any of the Development Documents, the Development Rights, and/or the possible future development of the Real Property;

                  (o) intentionally deleted;

                  (p) maintain all of the Permits in full force and effect, and obtain all applicable Permits, consents and approvals and give all notices and make all filings with any third parties as may be necessary to authorize, approve or permit the contribution and transfer of the Property to Partnership.

                  (q) notify IHL in writing of the commencement of any proceeding or action by or against CM Partnership relating, in any way, to the Property or any part thereof, or of CM Partnership becoming aware of any threat, claim, action, suit, inquiry, proceeding, notice of violation, demand letter, subpoena, government audit or disallowance that could reasonably be expected to result in a proceeding or action, such notification to be provided to IHL promptly after such commencement or of CM Partnership becoming aware as aforesaid;

                  (r) notify IHL in writing of the occurrence of any breach by CM Partnership of any representation, warranty, covenant or agreement contained in this Agreement, promptly CM Partnership become aware of any such breach;

                  (s) not make any change in the accounting methods for the Property or any portion thereof, or in the manner of keeping books and records;

                  (t) not, without the prior written consent of IHL (which consent shall not be unreasonably withheld, delayed or conditioned):

                     (i) exercise any rights, options or privileges, or make any decisions or elections under the Development Documents;

                     (ii) release or waive any rights, or waive any obligations of others under the Development Documents;

                     (iii) make any submissions to any Governmental Authority with respect to the Property, its use, operation, construction or development, or make any other commitments which will bind the Property, its use, operation, construction or development after the Closing;

                     (iv) make or commit to make any capital expenditure, or group of related capital expenditures relating to the Property;

                     (v) withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Leasehold Estate, or any part thereof for the Current Tax Year; or

                     (w) collect receivables or other income in the ordinary course of business and not in advance of their regularly scheduled due date.

               Any reference herein or elsewhere in this Agreement to the knowledge or awareness of CM Partnership shall mean the actual knowledge of, and such knowledge which, with reasonable inquiry (excluding inquiry of Manager or its employees) and the exercise of due diligence would have been known by, Joel Meisel and/or SteveWilson. In no event shall the knowledge of any agent of CM Partnership, including, without limitation, the Manager and its employees, be attributed to CM Partnership.

                                   ARTICLE X

                         CONDEMNATION AND DESTRUCTION.

               10.1. If, prior to the Closing Date, all or any portion of the Property or any means of ingress thereto or egress therefrom is taken by eminent domain (or is the subject of a pending or threatened taking which has not been consummated), or if any Development Rights shall be prejudiced or impaired because of such taking or pending or contemplated taking, then CM Partnership shall notify IHL of such fact and IHL shall have the option to terminate this Agreement upon notice to CM Partnership given not later than twenty (20) days after receipt of CM Partnership's notice. If IHL terminates this Agreement as aforesaid, none of the parties shall have any further rights or obligations hereunder, except such rights or obligations specified in this Agreement to survive the termination of this Agreement. If IHL does not exercise this option to terminate this Agreement, CM Partnership shall contribute and transfer to all awards for the taking by eminent domain in addition to the transfer and contribution of the Property provided for in
Section 2.3.

               10.2 If a material part of the Property or any material part of any means of ingress thereto or egress therefrom is damaged, destroyed by fire or other casualty ("MATERIAL" herein deemed to be any destruction greater than "IMMATERIAL" as defined below), CM Partnership shall notify IHL of such fact and IHL shall have the option to terminate this Agreement upon notice to CM Partnership given not later than twenty (20) days after receipt of CM Partnership's notice. If IHL terminates this Agreement as aforesaid, none of the parties shall have any further rights or obligations hereunder, except such rights or obligations specified in this Agreement to survive the termination of this Agreement. If IHL does not exercise this option to terminate this Agreement, CM Partnership shall contribute and transfer to Partnership all insurance proceeds. In the event there is damage to or destruction of an immaterial part of the Property or an immaterial part of a means of ingress or egress by fire or other casualty, the damage shall be repaired by CM Partnership and the Closing Date shall be adjourned at CM Partnership's request for one or more specified periods, not exceeding ninety (90) days in the aggregate, in order to permit CM Partnership to make such repairs, it being agreed that if such repairs are not completed within said ninety (90) day period, IHL may elect to (i) terminate this Agreement, on the same terms as if the Property had suffered material damage, or (ii) postpone the Closing Date for one or more further periods, not exceeding ninety (90) days in the aggregate, until such repairs are completed, or (iii) close under this Agreement notwithstanding that such repairs have not been completed, in which event CM Partnership's obligation to make such repairs shall survive the Closing hereunder. An "IMMATERIAL" part of the Property or immaterial part of the means of ingress or egress or personal property shall be deemed to have been damaged or destroyed if the cost of repair or replacement shall be Three Hundred Fifty Thousand ($350,000.00) Dollars or less and is covered by CM Partnership's casualty insurance (without reference to any deductible thereunder).

                                 ARTICLE XI

              REPRESENTATIONS AND WARRANTIES OF CM PARTNERSHIP

               11.1. REPRESENTATIONS AND WARRANTIES OF CM PARTNERSHIP. CM Partnership hereby represents and warrants to Partnership and IHL, as of the date hereof, and as of Closing, the following:

               11.1.1 CM Partnership has good and marketable title to, and, subject only to the Ground Lease, the entire right, title and interest in, the Property, free and clear of all Liens except the Permitted Exceptions.

               11.1.2 Intentionally deleted.

               11.1.3 No action or proceeding against CM Partnership is presently pending in any court, or to the knowledge of CM Partnership, threatened.

               11.1.4 No party has any right to purchase the Property (or any part thereof or interest therein), or any right of first refusal to purchase the Property or any part thereof or interest therein, except that the Ground Lease contains an option for the ground lessee to purchase the fee simple title to the Land.

               11.1.5 To the knowledge of CM Partnership, (i) the copies of the real property tax bills for the Leasehold Estate for the current tax year which have been furnished by CM Partnership to IHL are true and correct copies of all of the tax bills for the Leasehold Estate, and (ii) except as set forth on
EXHIBIT 11.1.5, there are no real property taxes payable by Ground Lessor with respect to the Land.

               11.1.6 To the knowledge of CM Partnership, except as set forth in EXHIBIT 11.1.6, there exists no requirement, understanding or agreement that any public improvements, or contributions for public purposes, be made or provided by or on behalf of the owner of the Property in connection with the construction, development, use or occupancy of the Property except for the obligation of the owner of the Real Property to pay ordinary and prevailing real estate taxes.

               11.1.7 To the knowledge of CM Partnership, the use, construction, maintenance, operation and occupancy of the Property is in compliance in all material respects with all Applicable Laws.

               11.1.8 To the knowledge of CM Partnership, all electric, sewer, water, telephone and other utilities currently used in the operation or occupancy of the Property are available to the Property, at the perimeter of the Land; and there is no restriction or limitation on the right of the owner of the Property to hook up to or to use any sewer utility, other than the obligation to pay ordinary and prevailing hook-up and usage charges. CM Partnership has not received written notice of, and CM Partnership has no knowledge of, any threatened or actual reduction or curtailment of any utility service supplied to the Property.

               11.1.9 Attached hereto as EXHIBIT 11.1.9 are true and correct copies of all Permits issued in connection with the Property, all of which are in good standing, and the fees and charges for all of which have been paid in full by CM Partnership, and all of which, if transferable, shall be transferred to Partnership at Closing without payment.

               11.1.10 There are no Service Contracts affecting the Property, except as shown and identified on EXHIBIT 11.1.10; true, correct and complete copies of the Service Contracts have been furnished by CM Partnership to IHL.

               11.1.11 CM Partnership has no employees.

               11.1.12 To the knowledge of CM Partnership, the use being made of the Property at present is in conformity with the certificates of occupancy issued for the Property and all required Permits for the ownership, use and operation of the Property (including, without limitation, final and unconditional certificates of occupancy for the Hotel) have been issued, are in full force and effect and are transferable (and shall be transferred) with the Property to Partnership; CM Partnership has not received any written notice and has no knowledge of, any threatened or actual cancellation or suspension of any certificate of occupancy or other Permit for any portion of the Hotel; CM Partnership has not received any notice, and has no knowledge that, except as set forth on EXHIBIT 11.1.12, the Property and the current use thereof violate any applicable deed restrictions or other covenants, restrictions or agreements, or any building, fire, zoning and other ordinances and regulations applicable thereto, or any site plan approvals, zoning or subdivision regulations or urban redevelopment plans; to the knowledge of CM Partnership, no Permits from any Governmental Authority have been withdrawn and there are no orders or requirements of any Governmental Authority that have not been complied with by CM Partnership; to the knowledge of CM Partnership, CM Partnership has complied with all of the requirements of all such Permits, approvals and consents concerning the Property and the current use or improvement thereof.

               11.1.13 CM Partnership has no knowledge of any federal, state, county or municipal plans to change the highway or road system in the immediate vicinity of the Property or to restrict or change access from any such highway or road to the Property or of any pending or threatened condemnation of the Land or the Property or any part thereof or of any plans for improvements which might result in a special assessment against the Property.

               11.1.14 To the knowledge of CM Partnership, EXHIBIT 11.1.14 is an accurate schedule of all insurance policies now affecting the Property; and the only insurance policies carried on the Property are those set forth on said schedule. For each Insurance Policy, EXHIBIT 11.1.14 indicates the type of coverage, the name of the insureds, the insurer, the premium, the expiration date, the period to which it relates, the deductibles and loss retention amounts and the amounts of coverage.

               11.1.15 INTELLECTUAL PROPERTY RIGHTS. To the knowledge of CM Partnership, EXHIBIT 11.1.15(a) contains detailed information (including where applicable the federal registration number and the date of registration or application for registration and the name in which registration was applied for) concerning (x) all of CM Partnership's registrations of trademarks and of other marks, trade names or other trade rights, and all pending applications for any such registrations and all of CM Partnership's patents and copyrights and all pending applications therefor, (y) all computer software used by CM Partnership in the conduct of its business ("Computer Software"), and (z) all other trademarks and other marks, trade names and other trade rights and all other trade secrets, designs, plans, specifications, and other intellectual property rights of any kind of CM Partnership, whether or not registered, including, without limitation, all rights of CM Partnership to use the names "Casa Marina" and "Marriott Casa Marina Resort (and all derivatives of such names) and any intellectual property rights that any third party owns and that CM Partnership uses or proposes to use in its business, and specifies whether such use is or will be pursuant to license, sublicense, agreement or permission. CM Partnership owns (or, as set forth on EXHIBIT 11.1.15(a) possesses adequate and enforceable licenses or other rights to use) all Intellectual Property Rights now used or proposed to be used in its business and has taken all necessary and desirable action to protect the Intellectual Property Rights of CM Partnership. No person has a right to receive a royalty or similar payment in respect of any Intellectual Property Rights pursuant to any contractual arrangements entered into by CM Partnership or otherwise. CM Partnership has no licenses granted by or to it and no other agreements to which it is a party, relating in whole or in part to any of the Intellectual Property Rights. Except as set forth on EXHIBIT 11.1.15(a) CM Partnership's use of the Intellectual Property Rights is not interfering with, infringing upon or otherwise violating the rights of any third party in or to such Intellectual Property Rights, and no proceedings have been instituted against or notices received by CM Partnership alleging that CM Partnership's use or proposed use of any Intellectual Property Rights infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property Rights. CM Partnership's confidential information has never been misappropriated from others. CM Partnership has supplied IHL with correct and complete copies of all Intellectual Property Rights owned or used by CM Partnership and described in
EXHIBIT 11.1.15(a).

               11.1.16 To the knowledge of CM Partnership, except for minor, immaterial quantities of such materials as are usually and customarily used in and found in hotels (i .e., cleaning materials), no Hazardous Substances exist on, in or under the Property or on, in or under any properties immediately adjoining the Property, and the Property is not in violation of any

Environmental Laws or any federal, state or local law, ordinance or regulation relating to industrial hygiene.

               11.1.17 To the knowledge of CM Partnership, there are no underground storage tanks on the Property, other than not more than two water cisterns.

               11.1.18 To the knowledge of CM Partnership, no spillage or discharge of any Hazardous Substances has occurred nor has there been introduced to, on or under the Property (or any part thereof) any Hazardous Substances or to, on or under any properties immediately adjoining the Property or any part thereof.

               11.1.19 To the knowledge of CM Partnership, the assessed valuation and real estate taxes set forth in EXHIBIT 11.1.19 hereto are the assessed valuation of the Leasehold Estate, and the taxes paid or payable with respect thereto for the Current Tax Year. Except as otherwise set forth in
EXHIBIT 11.1.19 there are no tax increases, additional assessments or reassessments, assessments payable in annual or other installments, or tax abatements or exemptions affecting the Leasehold Estate, and all taxes required to be paid to any and all taxing authorities have been paid and will be paid, if due and payable, up to Closing.

               11.1.20 CM Partnership has not retained any person to file notices of protest against, or to commence actions to review, real property tax assessments against the Property.

               11.1.21 To the knowledge of CM Partnership, the Hotel and other portions of the Property (including, without limitation, all floors, ceiling, roofs, beams, electrical, mechanical, plumbing, HVAC, elevators and other building systems, and structural elements thereof), are in good repair and condition, and good operating condition (in the case of building systems) and there are no latent or patent defects to the Property, Hotel or any part of either thereof.

               11.1.22 CM Partnership is a limited partnership duly formed and validly existing under the laws of the State of Florida, and has the power to own its own properties and to carry on its business as now being conducted.

               11.1.23 CM Partnership has the full right, power and capacity to enter into this Agreement and to carry out the transactions contemplated hereby and no consent or authorization of any person is required as a condition precedent to the consummation of this Agreement or the transactions contemplated herein, and the Person who executed this Agreement on behalf of Partnership is a duly constituted general partner of CM Partnership.

               11.1.24 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms hereof will not conflict with or result in a breach of any agreement to which CM Partnership or any its partners or principals is a party or by which any of them are bound, or any lease, indenture, mortgage, loan agreement or instrument to which CM Partnership, or any of its partners or principals, is a party or by which the Property, CM Partnership, or any of its partners or principals, is bound or, any Applicable Law.

               11.1.25 Except as specifically set forth on EXHIBIT 11.1.25, CM Partnership has not received notice of, and CM Partnership has no knowledge of, any pending or threatened action, litigation, investigation, condemnation or other proceeding (by any private person or entity or by any Governmental Authority) against or relating to the Property, or against CM Partnership (or any of CM Partnership's partners or principals), which would or could (i) result in a judgment or other lien being filed against the Property, (ii) otherwise affect the Property, its construction, use or occupancy, (iii) affect the right or ability of CM Partnership (or any of CM Partnership's partners or principals) to perform their obligations under this Agreement, or (iv) relate to or affect the business of CM Partnership, including, without limitation, the operation and management of the Hotel. Any action pending or threatened is covered by insurance of a reputable and solvent insurance company and applicable insurance policies are in full force and effect and CM Partnership has not received any notice or threat of cancellation, limitation or non-coverage.

               11.1.26 CM Partnership is not a foreign person as that term is used and defined in Sections 1445 and 7701 of the Code.

               11.1.27 To the knowledge of CM Partnership, no services, material or work have been supplied by CM Partnership's contractors, subcontractors or materialmen with respect to the Property (or any part thereof) for which payment has not been made in full. If, subsequent to Closing, any mechanic's or other lien, charge or order for the payment of money shall be filed against the Property (or any part thereof) or against Partnership or Partnership's assigns, based upon any act or omission, or alleged act or omission before or after Closing, of CM Partnership or its agent or any contractor, subcontractor or materialman connected with the construction and completion by CM Partnership of improvements at the Property, or repairs made to the Property by or on behalf of CM Partnership (whether or not such lien, charge or order shall be valid or enforceable as such), within ten (10) days after notice to CM Partnership of the filing thereof, CM Partnership shall take such action, by bonding, deposit, payment or otherwise, as will remove or satisfy such lien of record against the Property. The provisions of this
Section 11.1.27 shall survive Closing.

               11.1.28 To the knowledge of CM Partnership, for a period of five
(5) years prior to the Effective Date the Land did not constitute "agricultural land" as defined in 7 U.S.C. 3501 ET SEQ.

               11.1.29 To the knowledge of CM Partnership, (i) the Property includes all assets necessary for the conduct of the Hotel in the ordinary course consistent with past practice, and (ii) the Hotel Assets are free from defects, have been maintained in accordance with good industry practice, and are in good operating condition and repair (except for ordinary wear and tear). Upon the consummation of the transaction contemplated hereby, Partnership will acquire good title to all of the Hotel Assets free and clear of all Liens, encumbrances or claims other than the Permitted Exceptions.

               11.1.30. Except for the Mortgage, the Service Contracts listed on EXHIBIT 11.1.10, and those contracts listed on EXHIBIT 11.1.30 attached hereto and except for Service Contracts made in the ordinary and usual course of its business since the date hereof consistent with past practice or in connection with this Agreement, CM Partnership is not a party to, or bound by, any contract of any kind to be performed after the Closing Date pursuant to which it is obligated to expend more than $50,0000 in the aggregate in any twelve-month period and that is not subject to cancellation on not more than 30 days' notice by CM Partnership without penalty or increased cost. EXHIBIT
11.1.30 lists the following contracts, agreements and other written arrangements to which CM Partnership is a party:

                  (a) any written arrangements (or group of related written arrangements) for the lease of personal property providing for lease payments in excess of $50,000 per annum;

                  (b) any written arrangement (or group of related written arrangements) for the purchase materials, supplies, inventory, products or other property or, including, without limitation, any customer or vendor contracts;

                  (c) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 in principal amount or under which it has imposed (or may impose) a security interest or lien on any of its assets, tangible or intangible;

                  (d) any written arrangement (or group of related written arrangements) concerning confidentiality or non-competition arrangements;

                  (e) any written arrangement with any of its partners, officers or employees or any member of any such Person's immediate family (1) providing for the furnishing of material services by, (2) providing for the rental of material real or personal property from, or (3) otherwise requiring material payments to (other than for services as officers or employees of CM Partnership), any such Person or any corporation, partnership, trust or other entity in which any such Person has a substantial interest as a shareholder, officer, director, trustee or partner;

                  (f) any other written arrangement (or group of related written arrangements) under which the consequences of a default or termination could have a material adverse effect on CM Partnership's business or finances;

                  (g) any other written arrangement (or group of related written arrangements) either involving aggregate payments of more than $50,000 or not entered into in the ordinary course of business consistent with past practice;

                  (h) any oral contract, agreement or other arrangement with respect to any of the matters referred to in the foregoing clauses (a) through
(g) and any proposal (oral or written) to enter into any contract, agreements or other arrangement with respect to any of the matters referred to in the foregoing clauses (a) through (g).

               CM Partnership has delivered to Partnership a correct and complete copy of each written arrangement listed in EXHIBIT 11.1.30, and has included as part of EXHIBIT 11.1.30 a brief summary of any such oral contracts, agreements or other arrangements and any proposals (oral or written) to enter into any such contracts, agreements or other arrangements. With respect to each written arrangement listed, (A) the written arrangement is legal, valid, binding, enforceable and in full force and effect, (B) the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following Closing, (C) no party is in breach or default, and no event has occurred which with notice or lapse of time could constitute a breach or default or permit termination, modification or acceleration, under the written arrangement and (D) no party has repudiated any term of the written arrangement.

               11.1.31 The financial statements of the operation of the Property covering fiscal (calendar) year 1995, including the statements of income and expenses are complete, true and accurate in all material respects, were prepared in accordance with GAAP consistently applied throughout the periods indicated, are in accordance with the books and records of CM Partnership and fairly present the financial position, cash flow, equity and results of operations of CM Partnership. The financial statements of the operation of the Property, including the statements of income and expenses, covering the period January 1 to December 31 of fiscal year 1995, attached hereto as part of EXHIBIT 11.1.31, were complete, true and accurate in all material respects as of the date of such financial statements.

               11.1.32 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on EXHIBIT 11.1.32, since the date of financial statements referred to in
Section 11.1.31, there has not been any:

                  (a) adverse change in the assets, liabilities, business, condition (financial or otherwise), operations, results of operations or prospects of CM Partnership;

                  (b) intentionally deleted;

                  (c) sale, lease, assignment or transfer of any of the assets, tangible or intangible, of CM Partnership except for sales of food, beverage and other supplies in the ordinary course of business;

                  (d) cancellation, compromise, waiver or release of any rights or claim (or series of related rights or claims) either (i) involving an Affiliate of CM Partnership, (ii) involving more than $25,000 in the aggregate, or (iii) outside the ordinary course of business consistent with past practice;

                  (e) amendment, cancellation or termination of any contract, license or other instrument (i) involving an Affiliate of CM Partnership, (ii) involving payments in excess of $50,000 in the aggregate, or (iii) that are otherwise material to CM Partnership;

                  (f) capital expenditure or the execution of any lease, contract, license, sublease or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) or any incurring of liability therefor (i) involving an Affiliate of CM Partnership, (ii) involving payments in excess of $50,000 per annum in the aggregate, or (iii) outside the ordinary course of business consistent with past practice;

                  (g) delay or failure to repay when due any material obligation of CM Partnership;

                  (h) failure to operate the Hotel in the ordinary course consistent with past practice so as to use reasonable efforts to preserve the Hotel business intact, to keep available to Partnership the services of Hotel's personnel, and to preserve for Partnership the goodwill of CM Partnership's guests, customers, suppliers and others having business relations with it;

                  (i) change in accounting methods or practices by CM Partnership;

                  (j) revaluation by CM Partnership of any of the assets of CM Partnership, including, without limitation, writing off notes or accounts receivable;

                  (k) damage, destruction or loss (whether or not covered by insurance) that has a material adverse effect or that may reasonably be expected to have a material adverse effect on the business or finances of CM Partnership;

                  (l) mortgage, pledge or other encumbrance of any of the assets of CM Partnership;

                  (m) distribution or redemption, purchase, or other acquisition of any CM Partnership's partnership interests, any bonus, fee or other payment, or any other transfer of assets to or on behalf of any partner of CM Partnership or any Affiliate of CM Partnership, including, but not limited to, any payment of principal of or interest on any debt owed to any such partner or affiliate;

                  (n) indebtedness incurred by CM Partnership or borrowed money or any commitment to borrow money entered into by CM Partnership, or any loans or guarantees made or agreed to be made by CM Partnership;

                  (o) liabilities involving $50,000 or more or otherwise material to the business of CM Partnership except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

                  (p) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the financial statements (other than debt principal or interest repayment) or incurred in the ordinary course of business and consistent with past practice since the last date of the financial statements (other than debt principal or interest repayment);

                  (q) acceleration, termination, modification, cancellation or threatened termination or cancellation of any contract to which CM Partnership is a party or by which CM Partnership is bound;

                  (r) capital investment in, any loan to, or any acquisition of the securities or assets of any other person (i) involving an Affiliate of CM Partnership, (ii) involving more than $25,000 in the aggregate, or (iii) outside the ordinary course of business consistent with past practice;

                  (s) grant of any license or sublicense of any rights under or with respect to any Intellectual Property Rights;

                  (t) charitable or other capital contribution made or pledged by CM Partnership;

                  (u) agreement (either oral or written) by CM Partnership to do any of the foregoing; or

                  (v) other event or condition of any character that in any one case, or in the aggregate, has had a material adverse effect on the business or finances of CM Partnership or any event or condition known to CM Partnership which it is reasonable to expect will, in any one case or in the aggregate, have such a material adverse effect in the future.

               11.1.33 The prepaid items recorded on the balance sheets included in the financial statements of CM Partnership constitute a full and complete presentation of each and every prepaid item which CM Partnership is entitled to list, in accordance with generally accepted accounting principles.

               11.1.34 To the knowledge of CM Partnership, it has no liabilities or obligations (absolute, accrued, contingent or otherwise) except
(i) liabilities that are reflected and reserved against on the December 31, 1995 audited financial statements of CM Partnership, that have not been paid or discharged since the date of the financial statements, and (ii) liabilities incurred since the date of the financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement (none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law or arose out of any complaint, action, suit or proceeding and none of which individually or in the aggregate could have a material adverse effect on the business of finances of CM Partnership).

               11.1.35 The values at which the inventories are shown on the 1995 financial statements of CM Partnership have been determined in accordance with the normal valuation policy of CM Partnership, consistently applied, and in accordance with GAAP. The inventories (and items of inventory acquired subsequent to the date of the financial statements) consist only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided on the financial statements of CM Partnership and the current quantities of all inventories are reasonable in the current circumstances of the business of CM Partnership.

               11.1.36 Neither CM Partnership nor the Mortgagee is in breach, default or violation of any of the monetary or non-monetary provisions of the Mortgage, and no event has occurred which with notice or the passing of time or both could constitute a breach, default or violation thereunder; the consent of the Mortgagee to the transfer and contribution of the Property is valid and binding; and the Mortgage has not been amended, modified or supplemented except as set forth on EXHIBIT 11.1.36.

               11.1.37 Intentionally deleted.

               11.1.38 CM Partnership and, to the knowledge of CM Partnership, the conduct of the Hotel business of CM Partnership, are in compliance with all Applicable Laws. CM Partnership has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any Applicable Laws, and CM Partnership has no reason to anticipate that any currently existing circumstances are likely to result in violations of any Applicable Laws, which could in any one case or in the aggregate, have a material adverse effect on the business or finances of CM Partnership. To the knowledge of CM Partnership, it has all Permits, each of which is currently valid and in full force and effect, necessary to carry on the business of CM Partnership, which Permits are set forth on EXHIBIT 11.1.38. Without limiting the generality of the preceding representation and warranty, CM Partnership has not, (i) made or agreed to make any contribution, payment or gift to any government official, employee, or agent where either the contribution, payment or gift or the purpose thereof was illegal under any Applicable Laws , (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of CM Partnership for any reason, or
(iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office. In addition, CM Partnership (a) has complied with all Applicable Laws relating to employee and civil rights and relating to employment opportunities, (b) filed in a timely manner all reports and documents it was required to file (and the information contained therein was correct and complete in all respects) under all Applicable Laws, (c) has possession of all records and documents it was required to retain under all Applicable Laws. To the knowledge of CM Partnership, the Property is in compliance with the requirements of the Americans with Disabilities Act.

               11.1.39 TAX MATTERS.

                  (a) CM Partnership has filed with the appropriate taxing or other Governmental Authorities all returns (including, without limitation, information returns and other information) required to be filed through the date hereof. The information filed is complete and accurate in all respects. CM Partnership has delivered to Partnership complete and accurate copies of CM Partnership's federal, state and local tax returns for the years 1992-1995 or such lesser number of years as CM Partnership shall have been in existence. As of the date hereof, CM Partnership has not filed any federal, state or local tax returns for the year 1996.

                  (b) All Taxes of CM Partnership, in respect of periods beginning before the date hereof, have been paid, or an adequate reserve (in conformity with GAAP) has been established therefor, and CM Partnership has no liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that CM Partnership has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing authority.

                  (c) No deficiencies for Taxes of CM Partnership have been claimed, proposed or assessed by any taxing or other Governmental Authority. There are no pending or, to the best of CM Partnership's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of taxes of CM Partnership, and there are no matters under discussion with any Governmental Authorities with respect to taxes of CM Partnership.

                  (d) With respect to any and all audits of federal, state and local returns for Taxes, the assessed amount, and all penalties and interest thereon, have been paid in full. CM Partnership has not been notified that any taxing authority intends to audit a return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to CM Partnership.

               11.1.40 CM Partnership has delivered to IHL true and complete copies of all federal, state and local returns filed by CM Partnership covering any year or portion of a year during which CM Partnership owned all or any part of the Property.

               11.1.41 Intentionally deleted.

               11.1.42 Intentionally deleted.

               11.1.43 EXHIBIT 11.1.43 contains a true and correct list of the names of each bank, savings and loan, or other financial institution in which CM Partnership has an account, including cash contribution accounts, or safe deposit boxes, and the names of all persons authorized to draw thereon or to access thereto.

               11.1.44 No representations or warranties by CM Partnership in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished or to be furnished to IHL or Partnership pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

               11.2 The representations, warranties and covenants set forth in
Section 11.1 shall survive the Closing for a period of two (2) years, and upon the expiration of such two (2) year period all such representations, warranties and covenants (and any and all claims and causes of action resulting from or on account of any breach thereof for which Partnership or IHL has not theretofore served upon CM Partnership written notice of claim) shall terminate and may not be asserted. Nothing herein shall limit the duration of (i) any indemnity or other agreement specified in this Agreement to survive the Closing (other than indemnity agreements relating to representations or warranties which have expired two (2) years after the Closing), and (ii) any representations, warranties, indemnities, covenants or agreements set forth in the instruments or documents delivered at Closing.

               11.3 Notwithstanding anything contained in this Agreement to the contrary, CM Partnership's failure to disclose any matter herein of which it has knowledge shall not be a breach of this Agreement if and to the extent that Manager has actual knowledge of such matter as of the date that IHL executes this Agreement. This limitation shall not apply to actual knowledge acquired by Manager after such date or to Manager's constructive knowledge at any time.

               11.4 All documents and other items to be delivered by CM Partnership pursuant to Section 8.3 or this Article XI shall be deemed delivered if such documents or item is within the possession or control of Manager and CM Partnership has authorized Manager in writing to deliver same.

                                  ARTICLE XII

                                    BROKER.

               12.1 CM Partnership and IHL each hereby represents to each other that it has not dealt with, or otherwise disclosed this Agreement or the subject matter hereof to, any real estate broker, agent, or salesman (collectively, a "Broker"), so as to create any legal right or claim in any Broker for a real estate commission or compensation with respect to the negotiation and/or consummation of this Agreement or the contribution and transfer of the Property by CM Partnership to Partnership. CM Partnership hereby agrees to indemnify, defend and hold harmless Partnership and IHL from any and all claims (and all expenses incurred in defending any such claims or in enforcing this indemnity, including attorneys' fees and court costs) made by Broker for a real estate commission or similar fee resulting out of or in any way connected with any claimed agency or other relationship with CM Partnerships and relating to the transactions contemplated hereby. IHL hereby agrees to indemnify, defend and hold harmless Partnership and CM Partnership from any and all claims (and all expenses incurred in defending any such claims or in enforcing this indemnity, including attorneys' fees and court costs) made by Broker for a real estate commission or similar fee resulting out of or in any way connected with any claimed agency or other relationship with IHL and relating to the transactions contemplated hereby. The provisions of this Article 12 shall survive the Closing or the termination of this Agreement.

                                  ARTICLE XIII

                             DEFAULT AND REMEDIES.

               13.1 If CM Partnership shall tender all documents, instruments, items and contributions required by this Agreement and otherwise is in full compliance with its obligations hereunder, and if (a) IHL shall fail or refuse to make the contributions of cash required to be made pursuant to Sections 2.1 and 2.2, or (b) IHL otherwise is in default hereunder so that CM Partnership has the right to refuse to close under this Agreement, then following receipt by IHL of five (5) Business Days prior written notice from CM Partnership stating that IHL is in default hereunder, unless IHL shall have cured such default during the five (5) Business Day period, CM Partnership shall have all remedies, at law or in equity, available to it.

               13.2 If IHL shall make the contributions required to be made pursuant to Sections 2.1 and 2.2 hereof and otherwise is in full compliance with its obligations hereunder, and if (a) CM Partnership shall fail or refuse to close as required by the terms of this Agreement, or (b) CM Partnership otherwise is in default hereunder so that IHL has the right to refuse to close, in either case so as to entitle IHL to a remedy in respect of this Agreement, then, following receipt by CM Partnership of five (5) Business Days prior written notice from IHL stating that CM Partnership is in default hereunder, unless CM Partnership shall have cured such default during the five (5) Business Day Period, IHL shall have all remedies, at law or in equity, available to it.

               13.3 Subject to Section 11.3, in the event that any of the representations or warranties of CM Partnership set forth in this Agreement are not true and correct as of the Closing, then IHL shall have all remedies, at law or in equity, available to it.

                                  ARTICLE XIV

                                INDEMNIFICATION.

               14.1 CM Partnership shall, and hereby does, indemnify, defend and hold harmless Partnership and IHL from and against:

                  (a) Any and all claims or demands made by third parties and arising out of any and all acts or omissions of CM Partnership relating to the Property or any other rights, properties or interests to be contributed and transferred by CM Partnership hereunder and any and all liabilities and obligations of CM Partnership to third parties including, without limitation, any and all liabilities or obligations of CM Partnership in respect of which claims are asserted against Partnership or the Property (or any part thereof) by third parties by reason of CM

Partnership's (or CM Partnership's agents', employees' or contractors') acts or omissions with respect to the Property (or any part thereof), or any other rights, properties or interests to be contributed and transferred by CM Partnership hereunder, the Service Contracts, the Mortgage or other agreements relating to the Property, by reason of events which occurred or causes of action which accrued prior to the Closing specifically excluding any and all claims or causes of action caused by IHL or Partnership and claims and causes of action for which Partnership has expressly assumed liability pursuant to this Agreement.

                  (b) Any and all claims or demands made by third parties and arising out of the Excluded Liabilities.

                  (c) Any material misrepresentation, breach of warranty, or nonfulfillment of any representation, warranty, covenant or agreement on the part of CM Partnership under this Agreement, or from any misrepresentation in, or omission of a material nature from, any certificate of other instrument furnished or to be furnished by or for CM Partnership to Partnership under this Agreement.

                  (d) Any losses, expenses or costs incurred by or suffered by Partnership as a result of (i) any discharge of Hazardous Substances, or any other introduction of Hazardous Substances on, under or about the Real Property, or any property adjoining the Real Property, during CM Partnership's ownership of the Property; or (ii) any wrongful act of CM Partnership during CM Partnership's ownership of the Property.

                  (e) All claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including reasonable attorneys' fees) incident to any of the foregoing.

               14.2 CM Partnership's obligations under Section 14.1 shall be subject to and conditioned upon the performance and satisfaction of all of the following provisions and conditions:

                  (a) Within fifteen (15) days (and within ten (10) days in the event of service of judicial process or other court pleadings or documents) after Partnership has received written notice of a claim for which CM Partnership may be responsible under Section 14.1, Partnership shall deliver a complete copy of such notice to CM Partnership, but the failure to notify CM Partnership of a particular claim within that period of time shall not defeat or terminate the rights of the Partnership under Section 14.1 with respect to that claim, unless such failure or delay of notice prejudiced or adversely affected CM Partnership in some material respect.

                  (b) If, by the first to occur of (1) the thirtieth day after CM Partnership has received written notice of a claim for indemnification and defense under this Section 14.2, and (2) the date prior to the date on which will occur the entry of a judgment against Partnership with respect to that claim, CM Partnership notifies the Partnership that CM Partnership will defend such claims, then CM Partnership shall have the sole right to defend such claim and to select and retain counsel to defend such claim at CM Partnership's expense, and CM Partnership shall have complete control over all decisions relating to the defense, contest, conduct and settlement of such claim, but if within such time CM Partnership fails to notify Partnership that it will defend such claim, then Partnership may retain a single joint counsel reasonably satisfactory to CM Partnership to defend, contest and settle such claim, the reasonable fees, costs and expenses of which will be paid by CM Partnership, and, in addition, even if CM Partnership does timely notify the Partnership and engage counsel and defend such claim, Partnership may, at its sole cost and expense, also retain separate legal counsel to advise Partnership with respect to any such claim. CM Partnership shall, at reasonable intervals, advise the Partnership of the status of such claim and CM Partnership's actions pertaining thereto.

                  (c) CM Partnership shall not settle any claim without the prior written consent of Partnership and IHL, which consent may be withheld in the sole discretion of Partnership or IHL.

                  (d) Upon CM Partnership's written request, Partnership shall cooperate with CM Partnership in the contest of such claim, provided that CM Partnership shall reimburse Partnership for any and all out-of-pocket costs and expenses (not including fees or expenses of the Partnership's separate legal counsel or any other outside consultants or advisers) reasonably incurred by Partnership in connection therewith.

               14.3 Partnership shall, and hereby does, indemnify, defend and hold harmless CM Partnership from and against any and all claims or demands made by third parties arising out of any and all acts or omissions of Partnership relating to the Property or any other rights, properties or interests assumed by Partnership hereunder and any and all liabilities and obligations of Partnership to third parties including, without limitation, any and all liabilities or obligations of Partnership in respect of which claims are asserted against CM Partnership or the Property (or any part thereof) by third parties by reason of Partnership's (or Partnership's agents', employees' or contractors') acts or wrongful omissions with respect to the Property (or any part thereof ), the Accepted Service Contracts or other agreements relating to the Property assumed by Partnership, by reason of events which occurred or causes of action which accrued from or after the Closing, specifically excluding all claims or causes of action caused by CM Partnership, its agents, employees or contractors.

               14.4 Partnership's obligations under Section 14.3 shall be subject to and conditioned upon the performance and satisfaction of all of the following provisions and conditions:

                  (a) Within fifteen (15) days (and within ten (10) days in the event of service of judicial process or other court pleadings or documents) after CM Partnership has received written notice of a claim for which Partnership may be responsible under Section 14.3, CM Partnership shall deliver complete copies of such notice to Partnership and IHL, but the failure to notify Partnership and IHL of a particular claim within that period of time shall not defeat or terminate the rights of CM Partnership under Section 14.3 with respect to that claim, unless such failure or delay of notice prejudiced or adversely affected Partnership or IHL in some material respect.

                  (b) If, by the first to occur of (1) the thirtieth day after Partnership and IHL have received written notice of a claim for indemnification and defense under this Section 14.4, and (2) the date prior to the date on which will occur the entry of a judgment against CM Partnership with respect to that claim, Partnership notifies CM Partnership that Partnership will defend such claims, then Partnership shall have the sole right to defend such claim and to select and retain counsel to defend such claim at Partnership's expense, and Partnership shall have complete control over all decisions relating to the defense, contest, conduct and settlement of such claim, but if within such time Partnership fails to notify CM Partnership that it will defend such claim, then CM Partnership may retain a single joint counsel reasonably satisfactory to Partnership to defend, contest and settle such claim, the reasonable fees, costs and expenses of which will be paid by Partnership, and, in addition, even if Partnership does timely notify CM Partnership and engage counsel and defend such claim, CM Partnership may, at its sole cost and expense, also retain separate legal counsel to advise CM Partnership with respect to any such claim. Partnership shall, at reasonable intervals, advise CM Partnership of the status of such claim and Partnership's actions pertaining thereto.

                  (c) Partnership shall have the right, in its sole discretion and without CM Partnership's consent, to settle any claim for such amount (if any) and on such basis as Partnership shall determine in its sole discretion as long as such settlement does not obligate CM Partnership (or any of its partners or principals) to pay any amount or perform any obligation or be subjected to any liability, but if the proposed settlement of such claim would obligate CM Partnership (or any of its partners or principals) to pay any amount or perform any obligations or be subjected to any liability, then such settlement shall be subject to CM Partnership's prior written consent, which consent may be withheld in CM Partnership's sole discretion.

                  (d) Upon Partnership's written request, CM Partnership shall cooperate with Partnership in the contest of such claim, provided that Partnership shall reimburse CM Partnership for any out-of-pocket costs and expenses (not including fees or expenses of CM Partnership's separate legal counsel or any other outside consultants or advisers) reasonably incurred by CM Partnership in connection therewith.

               14.5 The provisions of this Article 14 shall survive the Closing for a period of two (2) years, and upon the expiration of such two (2) year period all such indemnities (and any and all claims and causes of action resulting from such indemnities or on account thereof for which written notice of claim has not then been given to the other party) shall terminate.

                                   ARTICLE XV

                                 MISCELLANEOUS.

               15.1 NOTICES. Notices required or permitted to be given hereunder shall be in writing and shall be delivered by (i) hand, (ii) overnight courier, (iii) telefacsimile (provided the transmitting machine produces an acknowledgment of delivery), or (iv) certified mail, return receipt requested, postage prepaid, and addressed to each party at its address as set forth below.

Any such notice, request, or other communication shall be considered given or delivered, as the case may be, on the date of hand or facsimile delivery, one
(1) Business Day after mailing by a generally recognized overnight courier (requesting proof of delivery), or three (3) Business Days after the date of deposit in the United States mail as provided above. By giving at least ten (10) days' prior written notice thereof, any party hereto may from time to time and at any time change its mailing address.

If to IHL:                           Interstate Hotels
                                     Foster Plaza Ten
                                     680 Andersen Drive
                                     Pittsburgh, Pennsylvania 15220-8126
                                     Telefacsimile No.: (412) 937-3116
                                     Attention: J. William Richardson


With a copy to:                      Marvin I. Droz, Esq.
                                     Vice President/General Counsel
                                     Interstate Hotels
                                     Legal Department
                                     Foster Plaza Ten
                                     680 Andersen Drive
                                     Pittsburgh, Pennsylvania 15220-8126
                                     Telefacsimile No.: (412) 937-3116

With a copy to:                      Steptoe & Johnson LLP
                                     1330 Connecticut Avenue, N.W.
                                     Washington, D.C. 20036
                                     Attn.: Blake D. Rubin, Esq.
                                     Telefacsimile No.: (202) 429-3902

If to Partnership                    Casa Marina Realty Partnership, L.P.
                                     c/o Interstate Hotels
                                     Foster Plaza Ten
                                     680 Andersen Drive
                                     Pittsburgh, Pennsylvania 15220-8126
                                     Telefacsimile No.: (412) 937-3116
                                     Attention: J. William Richardson

With a copy to:                      Marvin I. Droz, Esq.
                                     Vice President/General Counsel
                                     Interstate Hotels

                                     Legal Department
                                     Foster Plaza Ten
                                     680 Andersen Drive
                                     Pittsburgh, Pennsylvania 15220-8126
                                     Telefacsimile No.: (412) 937-3116

With a copy to:                      Steptoe & Johnson LLP
                                     1330 Connecticut Avenue, N.W.
                                     Washington, D.C. 20036
                                     Attn.: Blake D. Rubin, Esq.
                                     Telefacsimile No.: (202) 429-3902

If to CM Partnership:                Martin J. Saturn
                                     Meisel & Cohen Properties
                                     6000 Executive Boulevard
                                     Rockville, MD  20850
                                     Telefacsimile No.: (301) 881-0546

With a copy to:                      Arnold & Porter
                                     555 12th Street, N.W.
                                     Washington, D.C.  20004
                                     Attn.: S. Lee Narrow, Esq.
                                     Telefacsimile No.: (202) 942-5999

               15.2 ASSIGNMENT. The obligations of IHL Inc. or Interstone hereunder may be assigned to any Affiliate provided that the assignee shall assume all of the obligations of IHL Inc. or Interstone, as the case may be, under this Agreement. Upon such assignment, the assignor shall be relieved of all further obligations under this Agreement. The obligations of CM Partnership may not be assigned.

               15.3 ENTIRE AGREEMENT; MODIFICATION. This Agreement supersedes all prior discussions and agreements between CM Partnership and IHL with respect to the Property and contains the sole and entire understanding between CM Partnership and IHL with respect to the subject matter hereof. All promises, inducements, offers, solicitations, agreements, commitments, representations and warranties heretofore made between such parties are merged into this Agreement. This Agreement shall not be modified or amended in any respect except by a written instrument executed by or on behalf of each of the parties to this Agreement.

               15.4 EXHIBITS. Each and every Exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each Exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

               15.5 CAPTIONS. All captions, headings, Article and Section numbers and letters and other reference numbers or letters are solely for the purpose of facilitating reference to this Agreement and shall not supplement, limit, or otherwise vary in any respect the text of this Agreement.

               15.6 CONSTRUCTION. All references to Articles or Sections shall be deemed to refer to the appropriate Articles or Sections of this Agreement. Unless otherwise specified in this Agreement, the terms "herein," "hereof, "hereunder," and other terms of like or similar import, shall be deemed to refer to this Agreement as a whole, and not to any particular Article, Section, Subsection or clause hereof. Whenever required by the context, any gender used in this Agreement shall include any other gender, the singular shall include the plural and the plural shall include the singular.

               15.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

               15.8 WAIVER. Any condition or right of termination, cancellation or rescission granted by this Agreement to either party may be waived by such party, but no such waiver may be relied upon or asserted by the other party unless such waiver has been made in writing by the waiving party, except as specifically provided herein.

               15.9 RIGHTS CUMULATIVE. Except as expressly limited by the terms of this Agreement, all rights, powers, and privileges conferred hereunder shall be cumulative and not restrictive of those given by law.

               15.10 SUCCESSORS AND ASSIGNS. Subject to the restrictions on assignment contained in Section 15.2, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

               15.11 DATE OF PERFORMANCE. If the time period by which any right, option, or election provided under this Agreement must be exercised or by which any acts or payments required hereunder must be performed or paid, or by which the Closing must be held, expires on a day other than a Business Day, then such time period shall be automatically extended to the close of business on the next regularly scheduled Business Day.

               15.12 GOVERNING LAW. This Agreement shall be governed by the internal laws (and not the conflict of laws rules) of the State of Florida. In any action or proceeding concerning this Agreement, or any agreement or instrument delivered pursuant to this Agreement, or the transactions delivered pursuant to this Agreement, or the transactions contemplated by this Agreement,
(a) all parties (and the general partners of such parties, and the partners of such general partners) to this Agreement or such other agreement or instrument hereby consent (i) to the jurisdiction of the State of Florida over all such parties and their general partners, and the partners of such general partners and (ii) that venue for all actions and proceedings shall be in the State of Florida.

               15.13 THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended or shall be construed to confer upon or to give to any person, firm or corporation other than the parties hereto, their successors and assigns any right, remedy, or claim under or by reason of this Agreement. All terms and conditions in this Agreement shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns.

               15.14 FURTHER ASSURANCES. Partnership, CM Partnership and IHL each agree to execute promptly on demand without additional consideration therefor, but without cost thereto, and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement. This
Section 15.14 shall survive the Closing.

               15.15 PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

               15.16 INCOME TAXES. Each of CM Partnership and IHL has conducted its own "due diligence" investigations and analyses with respect to the Property for U.S. Federal, state and local income tax purposes. Each of Partnership and IHL agrees that the other party has not made and does not make any representation or warranty concerning the treatment or character of any item of income, gain, loss, deduction or credit for U.S. Federal, state or local income tax purposes that arises from or in respect of the Property from and after the Closing.

               15.17 ATTORNEYS' FEES. Each party shall pay directly any and all fees, costs and expenses of its attorneys incurred on its behalf pertaining to the negotiation and preparation of this Agreement and the closing of the contributions and transfers contemplated by this Agreement. If any party hereto brings an action or suit against any other party arising out of this Agreement, the prevailing party in such action or suit shall be entitled to recover from the other party all reasonable costs and expenses (including, but not limited to, all court costs and reasonable attorneys' fees and expenses) of such action or suit.

               15.18 PUBLICITY. Neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the other party; provided, however, that nothing herein shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to fulfill such party's disclosure obligations imposed by law.

               15.19 BULK SALES. It may not be necessary or practicable to comply or attempt to comply with the procedures of the "Bulk Sales Act" or similar law of the State of Florida or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly to induce IHL not to require compliance with such laws, CM Partnership and the partners and Affiliates of CM Partnership hereby agree that the indemnity provisions of Article

14 shall apply to any damages of Partnership or IHL arising out of or resulting from the failure to comply with any such laws or any similar law or which may be asserted to be applicable.

               15.20 BOOKS AND RECORD. Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all books and records, information and personnel (without substantial disruption of employment) retained and remaining in existence after the Closing Date that are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose. The party requesting any such books and records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such books and records, information or employees.

               15.21 SAFE DEPOSIT BOXES AND BAGGAGE. CM Partnership hereby agrees to indemnify and hold Partnership harmless and to defend and protect Partnership from and against any and all losses, damages, expenses or liabilities of any kind or nature resulting from, arising out of, or relating to or in any way connected to safe deposit boxes and unclaimed baggage prior to Closing.

               IN WITNESS WHEREOF, this Agreement was executed as of the day and year first above written.

                                     CASA MARINA LTD., a Florida limited
                                     partnership

                                     By   /s/  JOEL S. MEISEL
                                          -----------------------------
                                          Joel S. Meisel
                                          General Partner


                                     By   /s/  BARRY S. COHEN
                                          -----------------------------
                                          Barry S. Cohen
                                          General Partner


                                     CASA MARINA REALTY CORPORATION,
                                     a Delaware corporation

                                     By:     /s/ TIMOTHY Q. HUDAK
                                            ---------------------------
                                     Name:   Timothy Q. Hudak
                                            ---------------------------
                                     Title:   Asst. Secretary
                                            ---------------------------

                                     INTERSTONE PARTNERS I, L.P., a Delaware
                                     limited partnership

                                     By:  IHC/Interstone Corporation,
                                          General Partner

                                          By:    /s/ TIMOTHY Q. HUDAK
                                                 -----------------------------
                                          Name:  Timothy Q.Hudak
                                                 -----------------------------
                                          Title: Asst. Secretary
                                                 -----------------------------

                                     By:  IHC Member Corporation,
                                          General Partner

                                          By:     /s/ TIMOTHY Q. HUDAK
                                                 -----------------------------
                                          Name:   Timothy Q. Hudak
                                                 -----------------------------
                                          Title:  Asst. Secretary
                                                 -----------------------------

                                     CASA MARINA REALTY PARTNERSHIP, L.P.
                                     a Delaware limitedpartnership

                                     By:  Casa Marina Realty Corporation,
                                          a Delaware corporation

                                          By:    /s/ TIMOTHY Q. HUDAK
                                                 -----------------------------
                                          Name:  Timothy Q.Hudak
                                                 -----------------------------
                                          Title: Asst. Secretary
                                                 -----------------------------

                      Schedules to Contribution Agreement

1A                Tangible assets
1B                Legal description of land
1C                Operating supplies
1D                Permitted exceptions
1E                Service contracts
1F                Equipment for site improvements
2.4(i)            Excluded assets
2.4(ii)           Excluded liabilities
8.2(a)            Special warranty deed
8.2(b)            Quitclaim deed
8.2(c)            Assignment and Assumption of Lessee's Interest in Ground Lease
8.2(d)            Assignment and Assumption of Lessee's Interest in Submerged Land Lease
8.2(e)            Special warranty deed
8.2(f)            Quitclaim deed
8.2(g)            Assignment and Assumption of Lessor's Interest in Ground Lease
8.2(h)            Assignment and Assumption of Lessor's Interest in Submerged Land Lease
8.2(r)            Bill of contribution
8.2(s)            Termination of Management Agreement
8.2(t)            Assignment of Licenses and Warranties
8.2(u)            Assignment of Service Contracts
8.2(y)            Assignment of Intellectual Property Rights
8.2(z)            Assignment and Assumption of Reservation Rights
8.2(aa)           Assignment of Development Documents and Development Rights
8.2(bb)           Assignment of Construction Contracts and Claims
8.2(ff)           Right of First Refusal
8.4(n)            Assignment and Assumption of License Agreement
8.5(d)            Opinion of Steptoe & Johnson
11.1.5            Real property taxes payable
11.1.6            Obligations for public improvements and contributions
11.1.9            Licenses and Permits
11.1.10           Service contracts
11.1.12           Violations of zoning provisions or certificate of occupancy
11.1.14           Insurance policies
11.1.15(a)        Trademark registrations, patents, copyrights
11.1.19           Assessed value of real estate taxes
11.1.25           Pending litigation
11.1.30           Contracts requiring payments in excess of $50,000
11.1.31           Financial Statements
11.1.32           Changes in financial statements
11.1.36           Breaches and violations of mortgage
11.1.38           Permits necessary to conduct business
11.1.43           Financial institutions

---------------

The Company agrees to furnish supplementally a copy of the above omitted schedules to the Securities and Exchange Commission upon request.